UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2025

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On February 19, 2024, LFTD Partners Inc., a Nevada corporation (“LIFD”), Lifted Liquids, Inc., an Illinois corporation (“Lifted”), and several of their affiliates as set out below, entered several letters of intent (each an “LOI”) outlining several proposed mergers or acquisitions with various target companies in different industries. Below is a breakdown of the key terms and provisions of the LOIs.

(1) Letter of Intent to Acquire Sustainable Innovations Inc. and its Marijuana Subsidiaries

LIFD, Lifted, Gerard M. Jacobs (“GMJ”), Nicholas S. Warrender (“NSW”), William C. Jacobs (“WCJ”), Sustainable Innovations Inc., an Illinois corporation (“SI”), Sustainable Craft Grow #1, LLC, an Illinois limited liability company (“SCG1”), Sustainable Transporter #1, LLC, an Illinois limited liability company (“ST1”), Sustainable Transporter #2, LLC, an Illinois limited liability company (“ST2”), Illinois Kindness Four, LLC, an Illinois limited liability company (“IK4”), L. John Murray (“JM”) and Erik Carlson (“EC”) entered into a Letter of Intent - SI and Marijuana Subsidiaries dated as of February 19, 2025 (the “LOI - SI and Marijuana Subsidiaries”), pursuant to which, at a closing (the “Marijuana Subsidiaries Closing”):

(a) a wholly-owned subsidiary of LIFD will acquire, in a merger, all of the ownership interests in SCG1, which at the Marijuana Subsidiaries Closing is to own Illinois Cannabis Craft Grow License number 2206010102-CG (the “Craft Grow License”), for merger consideration consisting of 1,985,811 unregistered shares of common stock of LIFD (“LIFD Shares”), pursuant to a mutually acceptable merger agreement which shall include a certified list of SCG1’s licenses, assets, liabilities and contracts acceptable to LIFD;

(b) a wholly-owned subsidiary of LIFD will acquire, in a merger, all of the ownership interests in ST1, which at the Marijuana Subsidiaries Closing is to own Illinois Cannabis Transport License number 2107150140-TR (“Transport License #1”), for merger consideration consisting of 66,194 unregistered LIFD Shares, pursuant to a mutually acceptable merger agreement which shall include a certified list of ST1’s licenses, assets, liabilities and contracts acceptable to LIFD;

(c) a wholly-owned subsidiary of LIFD will acquire, in a merger, all of the ownership interests in ST2, which at the Marijuana Subsidiaries Closing is to own Illinois Cannabis Transport License number 2107150187-TR (“Transport License #2”), for merger consideration consisting of 66,194 unregistered LIFD Shares, pursuant to a mutually acceptable merger agreement which shall include a certified list of ST2’s licenses, assets, liabilities and contracts acceptable to LIFD; and

(d) a wholly-owned subsidiary of LIFD will acquire, in a merger, all of the ownership interests in IK4, which at the Marijuana Subsidiaries Closing is to own Illinois Cannabis Infuser License number 2108011034-IN (the “IK Infuser License”) and certain inventory, for merger consideration consisting of 463,356 unregistered LIFD Shares, pursuant to a mutually acceptable merger agreement which shall include a certified list of IK4’s licenses, assets, liabilities and contracts acceptable to LIFD.

The Marijuana Subsidiaries Closing shall be subject to a number of conditions precedent being fulfilled on or prior to the date of the Marijuana Subsidiaries Closing (the “Marijuana Subsidiaries Closing Date”):

(e) SI shall transfer ownership of the Craft Grow License to SCG1, SI shall transfer ownership of Transport License #1 to ST1, SI shall transfer ownership of Transport License #2 to ST2, and Illinois Kindness Three, LLC (“IK3”) shall transfer ownership of the IK Infuser License and certain inventory to IK4; and IK3 shall transfer certain equipment to TMD Ventures, LLC, a Pennsylvania limited liability company (“TMD”);

(f) IK3 shall receive full payment of both certain license debt and certain equipment debt totaling slightly more than $730,000 (collectively the “License and Equipment Debt”);

(g) The merger agreements and all of the other transactions contemplated by the LOI - SI and Marijuana Subsidiaries shall have obtained all necessary approvals, including: approval by a majority of the LIFD Board; unanimous approval by each of the owners, board of directors and managers of the entities being acquired; and approval by LIFD’s lender, Surety Bank of DeLand, Florida;

(h) all necessary securities filings shall have been filed with, and any necessary approvals shall have been obtained from, the U.S. Securities and Exchange Commission (“SEC”);

(i) LIFD’s outside firm of certified public accountants (“Fruci”) shall have agreed with LIFD that the financial statements of the entities being acquired for fiscal years 2023 and 2024 are not required to be audited, or, alternatively, any needed audits and audit opinion letters associated with the mergers shall have been delivered by Fruci to LIFD, and such audits and opinion letters shall have been acceptable to LIFD in form and substance in its discretion;

(j) all necessary approvals of or consents to the Illinois Cannabis License transfers contemplated by the LOI - SI and Marijuana Subsidiaries, to the mergers, or to the executives, directors or stockholders of LIFD or its subsidiaries, shall have been obtained from the State of Illinois and its departments and agencies, and from any other governmental bodies having any approval rights thereof;

(k) LIFD shall have received a written plan, accompanied by an approving legal opinion, regarding the lawful maintenance of the social equity status of SI, SCG1, ST1, ST2 and IK4 during the periods before and after the Marijuana Subsidiaries Closing Date, and such plan and legal opinion shall be acceptable to LIFD in its discretion; and

(l) SI and IK3 shall have entered into a Pre-Closing Agreement, and such Pre-Closing Agreement shall be acceptable to LIFD in its discretion. Pursuant to such Pre-Closing Agreement: IK3 shall transfer ownership of the IK Infuser License and certain inventory to IK4; IK3 shall transfer ownership of certain equipment to TMD; and all contractual and financial obligations owed by SI to IK3 pursuant to certain agreements shall terminate, excepting only IK3’s right to receive full payment of the License and Equipment Debt on or prior to the Marijuana Subsidiaries Closing Date.

SCG1, ST1, ST2 and IK4 have not yet engaged in any business, and as of the Marijuana Subsidiaries Closing Date they shall not yet have engaged in any business.

Both prior to and after the Marijuana Subsidiaries Closing Date, SI shall own Illinois Cannabis Infuser License number 2108011014-IN (the “SI Infuser License”). SI received a social equity forgivable loan from the Illinois DCEO in the amount of $625,000 in relation to the SI Infuser License (the $625,000 Loan”), and under the terms of the $625,000 Loan, the $625,000 Loan must be repaid by SI in full if SI or the SI Infuser License is transferred to a third party prior to or during the one year period after the $625,000 Loan is forgiven (the “Standstill Period”). Immediately following the end of the Standstill Period (the “SI Purchase Date”), the owners of SI shall sell to LIFD all of the capital stock of SI for an aggregate purchase consideration of $10.00.

SI has not yet engaged in any business, and, as of the SI Purchase Date, SI shall not yet have engaged in any business.

SI has already entered into discussions and negotiations with certain third parties related to certain potential marijuana product agreements and arrangements. Prior to the Marijuana Subsidiaries Closing, SI shall use good faith efforts to collaborate with LIFD regarding these discussions and negotiations, SI shall not shop SI or its subsidiaries to potential acquirors other than LIFD, and each of the parties agrees and covenants to use good faith efforts to cause the mergers to close as soon as practicable, subject to the fulfillment of all of the terms, conditions and requirements set forth in the LOI - SI and Merger Subsidiaries and in the related merger agreements.

Either party shall have the unilateral right to terminate the LOI - SI and Merger Subsidiaries, without any payment by or penalty due from any party, if such party in good faith believes that the terms, conditions and requirements that must be met in order for the Merger Subsidiaries Closing to occur cannot reasonably be met on or before March 15, 2025, provided, however, that if one or more of the conditions precedent cannot reasonably be met on or before March 15, 2025, then the parties shall meet and use good faith efforts in an attempt to fashion a mutually acceptable interim arrangement that would accommodate a delay in the Merger Subsidiaries Closing Date to a date after March 15, 2025.

(2) Letter of Intent to Acquire TMD Ventures, LLC

LIFD, Lifted, GMJ, NSW, WCJ, SI, TMD, JM, Karim “Joe” Murray (“KM”), and EC entered into a Letter of Intent - TMD dated as of February 19, 2025 (the “LOI - TMD”), pursuant to which, at a closing (the “TMD Closing”), a wholly-owned subsidiary of LIFD will acquire, in a merger, all of the ownership interests in TMD, for merger consideration consisting of 2,000,000 unregistered LIFD Shares, pursuant to a mutually acceptable merger agreement which shall include a certified list of TMD’s licenses, assets, liabilities and contracts acceptable to LIFD.

TMD shall own the following asset as of the date of the TMD Closing (the “TMD Closing Date”): A leasehold interest in approximately 18,558 rentable square feet located at 7537 Central Ave., Skokie, IL 60077, pursuant to that certain Lease Agreement dated December 6, 2022 by and between Amy and Connor, LLC, as landlord, and TMD, as tenant (the “Skokie Lease”). As of the TMD Closing Date, the Skokie Lease shall be in full force and effect and legally binding, without any outstanding defaults by TMD (as tenant) thereunder.

The TMD Closing shall be subject to a number of conditions precedent being fulfilled on or prior to the TMD Closing Date:

(a) The merger agreement and all of the other transactions contemplated by the LOI - TMD shall have obtained all necessary approvals, including: approval by a majority of the LIFD Board; unanimous approval by each of the owners and managers of TMD; and approval by LIFD’s lender, Surety Bank of DeLand, Florida;

(b) all necessary securities filings shall have been filed with, and any necessary approvals shall have been obtained from, the SEC;

(c) Fruci shall have agreed with LIFD that the financial statements of TMD for fiscal years 2023 and 2024 are not required to be audited, or, alternatively, any needed audit and audit opinion letter associated with the merger shall have been delivered by Fruci to LIFD, and such audit and opinion letter shall have been acceptable to LIFD in form and substance in its discretion; and

(d) Any necessary approvals of or consents to the merger, or to the executives, directors or stockholders of LIFD or its subsidiaries, shall have been obtained from the State of Illinois and its departments and agencies, and from any other governmental bodies having any approval rights thereof.

TMD has not yet engaged in any business, and, as of the TMD Closing Date, TMD shall not yet have engaged in any business.

TMD has already entered into discussions and negotiations with certain third parties related to certain potential agreements and arrangements. Prior to the TMD Closing, TMD shall use good faith efforts to collaborate with LIFD regarding these discussions and negotiations, TMD shall not shop TMD to potential acquirors other than LIFD, and each of the parties agrees and covenants to use good faith efforts to cause the merger to close as soon as practicable, subject to the fulfillment of all of the terms, conditions and requirements set forth in the LOI - TMD and in the related merger agreement.

Either party shall have the unilateral right to terminate the LOI - TMD, without any payment by or penalty due from any party, if such party in good faith believes that the terms, conditions and requirements that must be met in order for the TMD Closing to occur cannot reasonably be met on or before March 15, 2025, provided, however, that if one or more of the conditions precedent cannot reasonably be met on or before March 15, 2025, then the parties shall meet and use good faith efforts in an attempt to fashion a mutually acceptable interim arrangement that would accommodate a delay in the TMD Closing Date to a date after March 15, 2025.

(3) Letter of Intent to Acquire Real Estate Companies

LIFD, Lifted, GMJ, NSW, WCJ, Sustainable Properties, LLC, an Illinois limited liability company (“SP”), 1221 Research Parkway, LLC, an Illinois limited liability company (“1221”), 2422 N. Main, LLC, an Illinois limited liability company (“2422”), JM, Joshua Gillan (“JG”), and EC entered into a Letter of Intent - Real Estate Companies dated as of February 19, 2025 (the “LOI - Real Estate Companies”), pursuant to which, at a closing (the “SP Closing”), a wholly-owned subsidiary of LIFD will acquire, in a merger, all of the ownership interests in SP, for merger consideration consisting of 763,593 unregistered LIFD Shares, pursuant to a mutually acceptable merger agreement which shall include a certified list of SP’s assets, liabilities and contracts acceptable to LIFD.

SP owns 100% of the ownership interests in 1221 and 2422. 1221 owns all of the real estate, building, equipment, fixtures and other improvements located at 1221 Research Parkway, Rockford, IL 61109 (collectively the “1221 Property”). 2422 owns all of the real estate, building, equipment, fixtures and other improvements located at 2422 N. Main Street, Rockford, IL 61103 (the “2422 Property”).

SP, 1221 and 2422 have not engaged in any business, and as of the Closing Date they shall not have engaged in any business.

The SP Closing shall be subject to a number of conditions precedent being fulfilled on or prior to the date of the SP Closing (the “SP Closing Date”):

(a) LIFD shall have received clean updated title insurance policies on the 1221 Property and the 2422 Property.

(b) The merger agreement and all of the other transactions contemplated by the LOI - SP shall have obtained all necessary approvals, including: approval by a majority of the LIFD Board; unanimous approval by each of the owners and managers of SP; and approval by LIFD’s lender, Surety Bank of DeLand, Florida. The parties agree that, in order to try to obtain approval of the merger Agreement by Surety Bank, it is likely that LIFD will be required to commit to Surety Bank in a written agreement that if Surety Bank has not approved LIFD’s and SP’s plan for the development and leasing or joint venturing of the 1221 Property as a marijuana grow facility, as a data center, as a crypto-mining facility, or otherwise, by a particular date, then LIFD and SP will likely be obligated to publicly list the 1221 Property with a nationally recognized broker of industrial buildings for sale, and to complete such sale, as promptly as is commercially feasible.

(c) all necessary securities filings shall have been filed with, and any necessary approvals shall have been obtained from, the SEC; and

(d) Fruci shall have agreed with LIFD that the financial statements of SP for fiscal years 2023 and 2024 are not required to be audited, or, alternatively, any needed audits and audit opinion letters associated with the mergers shall have been delivered by Fruci to LIFD, and such audits and opinion letters shall have been acceptable to LIFD in form and substance in its discretion.

SP has already entered into discussions and negotiations with certain third parties related to certain potential real estate agreements and arrangements. Prior to the SP Closing, SP shall use good faith efforts to collaborate with LIFD regarding these discussions and negotiations, SP shall not shop SP or its subsidiaries to potential acquirors other than LIFD, and each of the parties agrees and covenants to use good faith efforts to cause the merger to close as soon as practicable, subject to the fulfillment of all of the terms, conditions and requirements set forth in the LOI - Real Estate Companies and in the merger agreement.

Either party shall have the unilateral right to terminate the LOI - SP, without any payment by or penalty due from any party, if such party in good faith believes that the terms, conditions and requirements that must be met in order for the SP Closing to occur cannot reasonably be met on or before March 15, 2025, provided, however, that if one or more of the conditions precedent cannot reasonably be met on or before March 15, 2025, then the parties shall meet and use good faith efforts in an attempt to fashion a mutually acceptable interim arrangement that would accommodate a delay in the SP Closing Date to a date after March 15, 2025.

(4) Letter of Intent to Acquire Hemp and Retail Companies

LIFD, Lifted, GMJ, NSW, WCJ, Sustainable Growers, LLC, an Illinois limited liability company (“SG”), Sustainable Innovations Development Company, LLC, an Illinois limited liability company (“SIDC”), Buckbee Seed Co., LLC, an Illinois limited liability company (“BSC”), Buckbee Seed Company, LLC, SEED II, an Illinois limited liability company (“Mrs. Buckbee’s”), Downtown Rockford Restaurant, LLC, an Illinois limited liability company (“District”), Northtown Restaurant, LLC, an Illinois limited liability company (“Half Baked”), JM, EC and Billy Ni (“Ni”), entered into a Letter of Intent - Hemp and Retail dated as of February 19, 2025 (the “LOI - Hemp and Retail”) pursuant to which, at a closing (the “SG Closing”), a wholly-owned subsidiary of LIFD will acquire, in a merger, all of the ownership interests in SG, for merger consideration consisting of 2,290,777 unregistered LIFD Shares, pursuant to a mutually acceptable merger agreement which shall include a certified list of SG’s assets, liabilities and contracts acceptable to LIFD.

As of the SG Closing:

(a) SG will own 100% of the ownership interests in SIDC and BSC;

(b) BSC will own 100% of the ownership interests in Mrs. Buckbee’s, and 50% of the ownership interests in each of District and Half Baked;

(c) Mrs. Buckbee’s will own all rights, titles and interests in the brand names Mrs. Buckbee’s and Wake N Bakery, and in the lease (the “Mrs. Buckbee’s Lease”) of 275 Deane Drive, Rockford, IL 61107, and the Mrs. Buckbee’s Lease shall be in full force and effect and legally binding, without any outstanding defaults by Mrs. Buckbee’s (as tenant) thereunder;

(d) District will own all rights, titles and interests in in the brand name District Bar & Grill, and in the lease (the “District Lease”) of 205 W. State St., Rockford, IL 61101, and the District Lease shall be in full force and effect and legally binding, without any outstanding defaults by District (as tenant) thereunder; and

(e) Half Baked will own all rights, titles and interests in the brand name Half Baked Bar, and in the lease (the “Half Baked Lease”) of 908 W. Riverside, Rockford, IL 61103, and the Half Baked Lease shall be in full force and effect and legally binding, without any outstanding defaults by Half Baked (as tenant) thereunder.

The SG Closing shall be subject to a number of conditions precedent being fulfilled on or prior to the date of the SG Closing (the “SG Closing Date”):

(f) The merger agreement and all of the other transactions contemplated by the LOI - SG shall have obtained all necessary approvals, including: approval by a majority of the LIFD Board; unanimous approval by each of the owners and managers of SG, SIDC, BSC, Mrs. Buckbee’s, District and Half Baked; and approval by LIFD’s lender, Surety Bank of DeLand, Florida;

(g) all necessary securities filings shall have been filed with, and any necessary approvals shall have been obtained from, the SEC; and

(h) Fruci shall have audited the financial statements of SG and its subsidiaries for fiscal years 2023 and 2024 in accordance with U.S. generally accepted accounting principles (and potentially, after Fruci has reviewed those companies’ financial statements for quarterly periods during 2025), and such audited financial statements and audit opinion letters associated with the merger (collectively the “Audit”) shall have been delivered by Fruci to LIFD, all as shall be necessary to allow SG to be acquired by LIFD pursuant to all applicable SEC and FASB rules and regulations, and to allow LIFD to timely file all necessary securities filings with the SEC, and the Audit shall have been acceptable to LIFD in its discretion. SG and its subsidiaries shall use good faith efforts to cause the Audit to be completed as promptly as possible.

From and after the date of the LOI - SG through the SG Closing Date:

(i) SG and each of its subsidiaries shall continue to operate in due course and consistently with their historical practices;

(j) Any and all after-tax free cash flow generated by SG, SIDC, BSC and Mrs. Buckbee’s, or generated by BSC’s 50% ownership interests in District and Half Baked, shall be deposited by SG, SIDC, BSC, Mrs. Buckbee’s, District and Half Baked into checking accounts at Surety Bank in the names of SG, SIDC, BSC (in the case of after-tax free cash flow generated by BSC or by BSC’s 50% ownership interests in District and Half Baked) and Mrs. Buckbee’s, and shall not be otherwise paid out, distributed or dissipated prior to the SG Closing Date; and

(k) all leases, contracts, agreements, books, records, profit and loss statements, balance sheets, cash flow statements, distribution records, bank statements, borrowings, other material documents, and tax returns, of each of SG, SIDC, BSC, Mrs. Buckbee’s, District and Half Baked shall be diligently, accurately and professionally prepared and maintained in accordance with all applicable laws, rules and regulations, and shall be made available for review and copying by LIFD upon reasonable advance notice; and

(l) SG’s executives shall use good faith efforts to facilitate discussions by and among LIFD, SG and Ni, regarding the potential terms and conditions pursuant to which LIFD or its designee might acquire Ni’s 50% ownership interests in District and Half Baked.

SG has already entered into discussions and negotiations with certain third parties related to certain potential agreements and arrangements regarding SG and its subsidiaries, such as the potential for franchising Mrs. Buckbee’s. Prior to the SG Closing, SG shall use good faith efforts to collaborate with LIFD regarding these discussions and negotiations, SG shall not shop SG or its subsidiaries to potential acquirors other than LIFD, SG and its subsidiaries shall be operated only in accordance with the ordinary, normal and customary course thereof consistent with past practices or as otherwise contemplated in the LOI - SG, and each of the parties agrees and covenants to use good faith efforts to cause the merger to close as soon as practicable, subject to the fulfillment of all of the terms, conditions and requirements set forth in the LOI - SG and in the merger agreement.

Either party shall have the unilateral right to terminate the LOI - SG, without any payment by or penalty due from any party, if such party in good faith believes that the terms, conditions and requirements that must be met in order for the SG Closing to occur cannot reasonably be met. Provided, that the parties expressly agree and acknowledge that the timing of completion of the Audit is uncertain, and none of the parties shall use any delay in the timing of completion of the Audit as an excuse to terminate either the LOI - SG or the merger agreement as long as SG and its subsidiaries are using good faith efforts to complete the Audit in a commercially reasonable fashion and time frame.

(5) Letter of Intent Regarding Boards of Directors and Executives

LIFD, Lifted, GMJ, NSW, WCJ, JM and EC entered into a Letter of Intent - Boards of Directors and Executives dated as of February 19, 2025 (the “LOI - Boards and Executives”).

As an express inducement to each of the parties to enter into the Letter of Intent - Boards and Executives and the LOI - SI and Marijuana Subsidiaries, the parties agree that:

(a) Effective on the Marijuana Subsidiaries Closing Date, the Bylaws of LIFD shall be changed to increase the size of the Board of Directors of LIFD (the “LIFD Board”) from nine (9) members to ten (10) members, and JM shall be added to the LIFD Board effective as of the completion of the Marijuana Subsidiaries Closing;

(b) At the Marijuana Subsidiaries Closing, LIFD shall grant to each member of the LIFD Board who is not an employee of LIFD (a “Non-Employee LIFD Board Member”) assignable warrants to purchase 50,000 LIFD Shares at an exercise price of $3.25 per LIFD Share and assignable warrants to purchase 50,000 LIFD Shares at an exercise price of $5.00 per LIFD Share, provided that each such warrant: (1) shall contain a so-called “cashless exercise” provision; (2) shall expire if not exercised on or before the seventh anniversary of the Marijuana Subsidiaries Closing Date; and (3) shall not vest and shall not be exercisable unless and until LIFD’s audited earnings per share (“EPS”) during 2025 or any subsequent calendar year is at or above $0.20 on a fully diluted basis;

(c) At the Marijuana Subsidiaries Closing, each of the existing employment agreements of GMJ, NSW and WCJ (the “LIFD Executives”) with LIFD shall terminate, and each of JM, EC and the LIFD Executives (collectively the “Senior Executives”) shall sign a mutually acceptable new five year “rolling” employment agreement with LIFD (individually an “Employment Agreement” and collectively the “Employment Agreements”) generally in the same form as the existing employment agreements of the LIFD Executives with LIFD, excepting only as follows:

(1) The Senior Executives shall serve in the following capacities, respectively:

GMJ -

Chairman of the LIFD Board and of the board of directors or managers of each of LIFD’s wholly-owned subsidiaries, Chief  Executive Officer and Secretary of LIFD, and Secretary of each of  LIFD’s wholly-owned subsidiaries

NSW -

Vice Chairman of the LIFD Board and of the board of directors or managers of each of LIFD’s wholly-owned subsidiaries, Chief Operating Officer of LIFD, and Founder and Chief Executive Officer of Lifted

WCJ -

Director of the LIFD Board and of the board of directors or managers of each of LIFD’s wholly-owned subsidiaries, President, Chief Financial Officer and Treasurer of LIFD, and President and Treasurer of Lifted

JM -	Director of the LIFD Board and of the board of directors or managers of each of LIFD’s wholly-owned subsidiaries, and Chief Business Officer and Chief Strategy Officer of LIFD
EC -

General Counsel and Chief Compliance Officer of LIFD, who will be invited to attend all meetings of the LIFD Board and of the board of directors or managers of each of LIFD’s wholly-owned subsidiaries;

(2) The annual base salary of NSW shall be $500,000. The annual base salaries of each of GMJ, WCJ, JM and EC shall initially be $250,000, provided that immediately following the first calendar quarter in which LIFD’s consolidated gross revenue exceeds $20,000,000, then the annual base salaries of each of GMJ, WCJ, JM and EC shall increase to $400,000, and provided further, that immediately following the first calendar quarter in which LIFD’s consolidated gross revenue exceeds $25,000,000, then the annual base salaries of each of GMJ, WCJ, JM and EC shall increase to $500,000, and provided further, that if the annual base salary of any of the Senior Executives is ever increased above $500,000, then the annual base salary of each of the other Senior Executives shall automatically also be increased so that none of the Senior Executives has an annual base salary which exceeds the annual base salary of any of the other Senior Executives by more than $100,000;

(3) The amount of the annual company-wide bonus pool for each of years 2025 and 2026 shall be capped, so that in no event shall the amount of the annual company-wide bonus pool for either 2025 or 2026 decrease LIFD’s audited EPS for such year below an EPS of $0.20 on a fully diluted basis, provided that certain previously disclosed overpayments of the annual company-wide bonus pool in regard to calendar year 2022 which were made to certain Lifted employees who are not Senior Executives shall not reduce the calculation of the annual company-wide bonus pool for calendar year 2025 or for any subsequent year, and provided further that nothing in this Section shall be deemed to cap the annual company-wide bonus pool for 2027 or any subsequent year; and

(4) LIFD shall grant to each of the Senior Executives assignable warrants to purchase 500,000 LIFD Shares at an exercise price of $3.25 per LIFD Share and assignable warrants to purchase 500,000 LIFD Shares at an exercise price of $5.00 per LIFD Share (collectively such Senior Executive’s “Warrants”), provided that each of such Senior Executive’s Warrants: (i) shall contain a so-called “cashless exercise” provision; (ii) shall expire if not exercised on or before the seventh anniversary of the Marijuana Subsidiaries Closing Date; and (iii) shall not vest and shall not be exercisable unless and until LIFD’s audited EPS during 2025 or any subsequent calendar year is at or above $0.20 on a fully diluted basis;

provided, that:

(iv) each of the Senior Executives, at his election, may elect to sign his Employment Agreement with a newly formed Illinois corporation (“Senior Executive Corporation”) the capital stock of which is owned by such Senior Executive;

(v) on the Closing Date such Senior Executive Corporation shall merge with and into LIFD (a “Senior Executive Corporation Merger”), with LIFD being the survivor of such Senior Executive Corporation Merger;

(vi) the merger consideration that shall be paid by LIFD in such Senior Executive Corporation Merger pursuant to which LIFD shall acquire 100% of the capital stock of such Senior Executive Corporation shall consist of one LIFD Share plus such Senior Executive’s Warrants described above; and

(vii) upon the closing of such Senior Executive Corporation Merger, such Employment Agreement shall be legally binding upon LIFD (as employer) and such Senior Executive (as employee), and LIFD shall assume all rights and obligations of such Senior Executive Corporation (as employer) under such Employment Agreement;

(d) Promptly following the Marijuana Subsidiaries Closing, LIFD shall hire a full-time internal CPA who is a resident of Illinois, who shall be acceptable to and report to LIFD’s President and CFO, and who shall be responsible for maintaining the financial books and records and for handling all needed internal accounting functions for the operations of the subsidiaries of LIFD operating in Illinois; and

(e) At the Marijuana Subsidiaries Closing, the existing Shareholder Agreement among the LIFD Executives shall terminate, and each of the five Senior Executives shall sign a mutually acceptable new Shareholder Agreement in which they shall agree, among other things, following the Closing:

(1) to nominate, support, agree upon, and vote in favor only of slates of nominees for the LIFD Board, and for the boards of directors and managers of all subsidiaries and affiliates of LIFD (collectively “LIFD Subsidiaries and Affiliates”), who are mutually acceptable to all five of the Senior Executives;

(2) to propose, request, support, agree upon, accept, assist, facilitate and vote in favor only of base salaries, bonuses and bonus pools, commission agreements, consulting agreements, employment agreements, stock options and warrants, and any other direct or indirect forms of equity or profit participation or compensation, paid or entered into by LIFD and/or by LIFD Subsidiaries and Affiliates, to or for the benefit of any of the Senior Executives, key employees, contractors or consultants of LIFD and/or LIFD Subsidiaries and Affiliates, that are mutually acceptable to all five of the Senior Executives;

(3) to propose, request, support, agree upon, accept, assist, facilitate and vote in favor only of material corporate agreements and contracts, mergers, purchases, acquisitions and divestitures, plan or arrangement, capital raises, and other lawful corporate transactions or series of transactions of any nature (individually a “Transaction” and collectively “Transactions”) involving LIFD and/or LIFD Subsidiaries and Affiliates that are mutually acceptable to all five of the Senior Executives; and

(4) not to directly or indirectly sell or transfer any right, title or interest in or to some or all of their LIFD stock, stock options or warrants in any Transaction that could or might result in a change of control of LIFD, unless such Transaction is mutually acceptable to all five of the Senior Executives and is approved by a majority of the LIFD Board.

These transactions described herein, are subject to numerous conditions and risks, including but not limited to the following:

There is No Assurance That Any of These Transactions Will Close

There can be no assurance that the proposed acquisitions described above will be completed as currently contemplated, or at all. Each transaction is subject to the satisfaction of various conditions precedent, including regulatory approvals, due diligence, execution of definitive agreements, financial audits, and third-party consents. If any of these conditions are not met, the transactions may be delayed, modified, or terminated, which could adversely impact LIFD’s business strategy and shareholder expectations.

The Acquisitions Are Subject to Extensive Regulatory Approvals and Compliance Risks

The acquisitions of Sustainable Innovations Inc. and its Marijuana Subsidiaries involve obtaining Illinois Cannabis Licenses, which are subject to strict regulatory oversight. There is no guarantee that the necessary governmental approvals from Illinois state agencies, the SEC, or LIFD’s lender will be obtained in a timely manner, or at all. Failure to secure these approvals could prevent the consummation of the transactions or result in additional regulatory burdens, fines, or penalties.

Stock-Based Consideration Will Result in Significant Dilution to Existing Shareholders

LIFD intends to issue unregistered shares of common stock as consideration for these acquisitions. The issuance of additional shares will dilute existing shareholders, and if LIFD’s stock price declines, the valuation of the acquisitions may become unfavorable to the Company. Furthermore, if recipients of these shares choose to sell their stock in large quantities when they are legally permitted to do so, it could create downward pressure on LIFD’s stock price.

Financial Audit and Due Diligence Risks May Delay or Prevent the Closings

Each target company must satisfy financial reporting and audit requirements as part of the closing process. If financial statements do not meet SEC standards, or if auditors identify material weaknesses, inconsistencies, or liabilities, it could result in additional delays or a decision not to proceed with the acquisitions. Additionally, any undisclosed financial obligations or liabilities uncovered during due diligence could materially impact LIFD’s financial condition.

Integration of the Acquired Companies May Be Challenging and Costly

Successfully integrating multiple acquisitions across cannabis, hemp, retail, and real estate will require significant resources and management focus. Risks associated with integration include:

•Aligning corporate cultures and business practices;

•Consolidating financial and operational systems;

•Managing regulatory compliance across multiple industries;

•Retaining key executives and employees from acquired entities.
If integration efforts are unsuccessful, LIFD may fail to realize anticipated synergies, resulting in lower-than-expected revenue, increased expenses, and potential impairments to acquired assets.

LIFD’s Expansion into Regulated Cannabis Markets Involves Additional Risks

The cannabis industry is extremely competitive, with many companies being unprofitable or going bankrupt due to low prices, costly regulations and high taxes on marijuana, an unregulated “black market”, and inability to deduct their costs of selling a federally illegal product under section 280E of the Internal Revenue Code. The cannabis industry is also subject to changing federal and state laws. Future regulatory changes could:

•Increase the number of cannabis licenses

•Increase compliance costs

•Restrict business operations

•Impact the ability to obtain or renew cannabis licenses
Additionally, if federal cannabis laws change, LIFD could face increased scrutiny from financial institutions, lenders, and regulatory agencies, which may affect its ability to conduct business

The Acquisitions of Real Estate Assets Are Subject to Market and Financing Risks

LIFD’s acquisition of Sustainable Properties, LLC and its associated real estate holdings in Rockford, Illinois involves risks related to property valuation, development, and tenant acquisition. The success of these properties depends on:

•Securing and/or maintaining proper zoning and permits;

•Attracting qualified tenants or buyers;

•Managing maintenance and operational costs.
Additionally, if LIFD’s lender does not approve the transaction, the Company may be required to sell the real estate assets, potentially at a loss.

Failure to Maintain Social Equity Status Could Trigger a $625,000 Loan Repayment Obligation

Sustainable Innovations Inc. received a $625,000 social equity forgivable loan from the Illinois Department of Commerce and Economic Opportunity relating to an Illinois cannabis infuser license. Under the loan’s terms, if SI or that infuser license is transferred before the end of the required “Standstill Period,” the loan must be repaid in full. If LIFD proceeds with the acquisition and is required to repay the loan, it could result in an unexpected financial obligation or liability.

The Company May Be Required to Commit to Selling Certain Acquired Assets

To obtain lender approval for the acquisition of Sustainable Properties, LLC, LIFD may be required to commit to selling the 1221 Property or other assets if financing terms are not favorable. This could impact LIFD’s ability to execute its long-term real estate strategy.

Macroeconomic and Industry-Specific Risks Could Impact Business Operations

The success of the acquired companies depends on broader economic conditions, industry competition, and consumer trends. Risks include:

•Volatility in cannabis and hemp markets;

•Potential oversupply in cannabis cultivation;

•Fluctuations in commercial real estate values;

•Changes in consumer preferences in the retail and food & beverage sectors.
If market conditions deteriorate, LIFD’s growth strategy and financial performance could be adversely affected.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.65	Letter of Intent – TMD Ventures, LLC
Exhibit 10.66	Letter of Intent – Sustainable Growers, LLC, Buckbee Seed Co
Exhibit 10.67	Letter of Intent – Sustainable Properties, LLC – Real Property Purchase
Exhibit 10.68	Letter of Intent – Sustainable Innovations Inc. (SI) and certain subsidiaries
Exhibit 10.69	Letter of Intent – Boards of Directors and Executives
Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC..

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated: February 24, 2025